Exhibit 99.3

Sands China Ltd.

OFFER TO EXCHANGE ALL OUTSTANDING

US$800,000,000 3.800% Senior Notes due 2026

US$700,000,000 4.375% Senior Notes due 2030

For an Equal Principal Amount of

3.800% Senior Notes due 2026

4.375% Senior Notes due 2030

Which Have Been Registered Under the Securities Act of 1933

, 2020

To Our Clients:

Enclosed for your consideration are the Prospectus, dated                         , 2020 (as the same may be amended and supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal,” which together with the Prospectus and the related materials constitute the “Exchange Offer”), in connection with the offer by Sands China Ltd. (the “Company”), to exchange the Company’s outstanding 3.800% Senior Notes due 2026 and 4.375% Senior Notes due 2030 (collectively, the “Outstanding Notes”), for an equal principal amount of the Company’s newly issued 3.800% Senior Notes due 2026 or 4.375% Senior Notes due 2030 (collectively, the “Notes”), respectively, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and subject to the conditions set forth in the Exchange Offer. The Exchange Offer will expire at 5:00 PM, New York City time, on                         , 2021, unless extended (such time and date, as it may be extended, the “Expiration Date”).

We are holding Outstanding Notes for your account. An exchange of the Outstanding Notes can be made only by us and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Outstanding Notes held by us for your account. The Exchange Offer does not provide a procedure for holders to tender by means of guaranteed delivery.

We request information as to whether you wish us to exchange all of the Outstanding Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

Your attention is directed to the following:

1.

The forms and terms of the Notes are the same in all material respects as the forms and terms of the Outstanding Notes (which they replace), except that the Notes have been registered under the Securities Act and will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe obligations in the registration rights agreement among the Company, Barclays Capital Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC, dated as of June 4, 2020. Interest on the Notes will accrue from the most recent date on which interest was paid or provided for on the Outstanding Notes.

2.

Based on an interpretation by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”), as set forth in certain interpretive letters addressed to third parties in other transactions, Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder which is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act or a “broker” or “dealer” registered under the Securities Exchange Act of 1934, as amended) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such holder’s business and such holder is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such Notes. See “Shearman & Sterling,” SEC No-Action Letter (available July 2, 1993), “Morgan Stanley & Co., Inc.,” SEC No-Action Letter (available June 5, 1991) and “Exxon Capital Holdings Corporation,” SEC No-Action Letter (available May 13, 1988). Accordingly, each broker-dealer that receives Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of those Notes.

3.

The Exchange Offer is not conditioned on any minimum aggregate principal amount of Outstanding Notes being tendered, except that Outstanding Notes may be tendered only in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

4.

Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange any Outstanding Notes for, any Notes and may terminate the Exchange Offer (whether or not any Outstanding Notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under “The Exchange Offer — Conditions to the Exchange Offer” have occurred or exist or have not been satisfied.

5.	Tendered Outstanding Notes may be withdrawn at any time prior to the Expiration Date.

6.

Any transfer taxes applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 3 of the Letter of Transmittal.

If you wish to have us tender all of your Outstanding Notes, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. If you authorize a tender of your Outstanding Notes, the entire principal amount of Outstanding Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Outstanding Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable securities law.

Please note that the Notes are only available in Hong Kong or to persons in Hong Kong who are (a) “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong; and (b) acquiring the Notes in circumstances which do not result in the Prospectus being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. For a person outside Hong Kong, the Notes are only available to a person to whom securities may be sold in accordance with a relevant exemption from public offer regulations in that jurisdiction.

Sands China Ltd.

OFFER TO EXCHANGE ALL OUTSTANDING

US$800,000,000 3.800% Senior Notes due 2026

US$700,000,000 4.375% Senior Notes due 2030

For an Equal Principal Amount of

3.800% Senior Notes due 2026

4.375% Senior Notes due 2030

Which Have Been Registered Under the Securities Act of 1933

Instructions from Beneficial Owner:

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the offer by the Company to exchange Outstanding Notes for Notes.

This will instruct you to tender the principal amount of Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned represents that (i) the undersigned is acquiring the Notes in the ordinary course of its business, (ii) the undersigned, if not a broker-dealer, is not engaged in, and does not intend to engage in, a distribution of the Notes, (iii) the undersigned has no arrangement or understanding with any person to participate, in the distribution of the Notes, (iv) the undersigned is not an “affiliate,” as defined under Rule 405 of the Securities Act of 1933, of the Company and (v) the undersigned is not prohibited by an law or policy from participating in the Exchange Offer. If the undersigned is a broker-dealer that will receive Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a copy of the prospectus in connection with any resale of the Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned acknowledges that, other than in the United States, no action has been taken by the Company that would permit a public offering of the Notes in any jurisdiction where action for that purpose is required. The undersigned, if outside the United States, represents and warrants that the undersigned is acquiring the Notes only in circumstances permitted under applicable law as described in the “Plan of Distribution” section of the Prospectus.

The undersigned further represents and warrants that (i) the undersigned is a “professional investor” as defined in Chapter 37 of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited and in the Securities and Futures Ordinance (Cap. 571) of Hong Kong; and (ii) the undersigned is acquiring the Notes in circumstances which do not result in the Prospectus being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

Sign here

Signature(s)

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Note to be tendered, if any):

$	of the Outstanding Notes

☐	Not to TENDER any Outstanding Notes held by you for the account of the undersigned

The undersigned hereby represents and warrants that it is one of the following types of investors:

☐	(1) CHECK HERE if you are an INSTITUTIONAL PROFESSIONAL INVESTOR.

☐	(2) CHECK HERE if you are a CORPORATE PROFESSIONAL INVESTOR.

☐	(3) CHECK HERE if you are an INDIVIDUAL PROFESSIONAL INVESTOR.

☐	(4) CHECK HERE if you are a PRIVATE BANKING CLIENT (if not included in (2) or (3) above).

See Instruction 10 of the Letter of Transmittal for the meaning of “Institutional Professional Investor,” “Corporate Professional Investor,” “Individual Professional Investor” and “Private Banking Client.”

SIGN HERE

Name(s) of Beneficial Owner(s):	Address(es):

Signature(s) of Owner(s) or Authorized Signatory:

X
Tel. No(s):

X
Date:	Taxpayer Identification or Social Security Number:

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